Exhibit 1.1

SOVEREIGN BANCORP, INC.

$500,000,000

_________________________

$200,000,000 Senior Floating Rate Notes due 2009
$300,000,000 4.80% Senior Notes due 2010

Purchase Agreement

August 24, 2005

GOLDMAN, SACHS & CO.
85 Broad Street
New York, New York 10004

as Representative of the several Purchasers

Dear Sirs:

Sovereign Bancorp, Inc., a Pennsylvania corporation (the “Company”), proposes to issue and sell $200,000,000 aggregate principal amount of its Senior Floating Rate Notes due 2009 (the “Floating Rate Notes”) and $300,000,000 aggregate principal amount of its 4.80% Senior Notes due 2010 (the “4.80% Notes” and, together with the Floating Rate Notes, the “Notes”) to Goldman, Sachs & Co. (“Goldman”) and the other purchasers named in Schedule I hereto (collectively, the “Purchasers”), for whom Goldman is acting as representative (in such capacity, the “Representative”). The Notes will be issued pursuant to an indenture, dated as of February 1, 1994 (the “Base Indenture”), between the Company and BNY Midwest Trust Company, as successor to Harris Trust and Savings Bank, as trustee (the “Trustee”), as supplemented by a sixth supplemental indenture, to be dated as of September 1, 2005, between the Company and the Trustee (“Supplemental Indenture No. 6” and, together with the Base Indenture, the “Indenture”). This agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Notes from the Company by the Purchasers.

1.	Representations and Warranties.

(I) Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Purchaser that:

(a) An offering circular, dated August 24, 2005 (the “Offering Circular”), has been prepared by the Company in connection with the offering of the Notes. Any reference to the Offering Circular shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K and all subsequent documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Offering Circular and any reference to the Offering Circular, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Offering Circular and prior to such specified date and (ii) any Additional Issuer Information (as defined herein) furnished by the Company prior to the completion of the distribution of the Notes; and all documents filed under the Exchange Act and so deemed to be included in the Offering Circular or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports.” The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representative expressly for use therein;

(b) Ernst & Young LLP, whose report is included or incorporated by reference in the Offering Circular, is an independent registered public accounting firm with respect to the Company and its subsidiaries, as required by the United States Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Offering Circular present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the Rules and Regulations, except as otherwise noted therein; and the supporting schedules included or incorporated by reference in the Offering Circular present fairly in all materials respects the information required to be stated therein. No pro forma financial statements or other financial statements or information are required to be included or incorporated by reference in the Offering Circular (assuming, for this purpose, that the Offering Circular were a prospectus comprising a part of a registration statement on Form S-3 to which the provisions of Item 11(b) of the General Instructions to Form S-3 would apply).

(c) The Company is a duly organized and validly existing corporation in good standing under the laws of the Commonwealth of Pennsylvania, duly registered as a savings and loan holding company under the Home Owners’ Loan Act, as amended, with power and authority to own its property and conduct its business as described in the Offering Circular and to enter into and perform its obligations under this Agreement.

(d) Each “significant subsidiary” (as such term is defined in Rule 405 under the Securities Act) of the Company, other than Sovereign Bank, a federal savings bank (the “Bank”), has been duly organized or formed and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, with the power and authority to own, lease and operate its property and conduct its business. Each of the Company and its subsidiaries is duly authorized to transact business and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such authorization necessary, except where the failure to be so authorized or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its subsidiaries taken as a whole.

(e) The Bank, a wholly owned subsidiary of the Company, is a savings bank chartered under the laws of the United States, and its charter is in full force and effect. The Bank has full power and authority to conduct its business as such and has the authority to own, lease and operate its properties and to conduct the business in which it is engaged.

(f) The Bank is an insured depositary institution under the provisions of the Federal Deposit Insurance Act, as amended (the “FDI Act”). The deposit accounts at the Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Bank, threatened.

(g) All of the outstanding shares of capital stock of each significant subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in the Offering Circular, all of the outstanding shares of capital stock, partnership interests or other ownership interests of each significant subsidiary of the Company are owned directly or indirectly by the Company, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer, preemptive rights or any other claim of any third party, except such as are described in the Offering Circular.

(h) Except as described in or contemplated by the Offering Circular, there has not been any material adverse change in, or adverse development which, individually or in the aggregate, materially affects or may materially affect, the condition (financial or other), results of operations, business or prospects of the Company and its subsidiaries taken as a whole from the respective dates as of which information is given in the Offering Circular.

(i) Neither (i) the execution or delivery hereof by the Company, (ii) the consummation of the transactions contemplated hereby, (iii) the execution and delivery of the Indenture, the Notes and the Registration Rights Agreement (as defined herein) by the Company nor (iv) compliance by the Company with all of the provisions of this Agreement, the Indenture, the Notes and the Registration Rights Agreement, will result in a breach or violation of, or constitute a default under, the certificate of incorporation, by-laws, partnership agreement or other governing documents of the Company or any of its subsidiaries, or any agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, nor will any such action or the performance by the Company of its obligations hereunder violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its subsidiaries, except for such breaches or violations that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, or have a material adverse effect on the consummation or performance by the Company of the transactions contemplated by this Agreement, the Indenture, the Notes or the Registration Rights Agreement. Except for permits, consents, approvals and similar authorizations required under the securities or “Blue Sky” laws of certain jurisdictions, and except for such permits, consents, approvals and authorizations which have been obtained, no permit, consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement except for the filing of a registration statement by the Company with the Commission under the Securities Act pursuant to the Registration Rights Agreement.

(j) Neither the Company nor its subsidiaries nor any agent acting on their behalf has taken any action that is reasonably likely to cause the issuance, sale or delivery of the Notes or the application of the proceeds thereof by the Company to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of the Board of Governors of the Federal Reserve System, in each case as in effect on the date hereof.

(k) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, and is enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(l) Neither the Company nor any of its subsidiaries (i) is in violation of its certificate of incorporation or by-laws or other governing documents, (ii) is in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any agreement, indenture or other instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its subsidiaries taken as a whole.

(m) The Exchange and Registration Rights Agreement to be dated as of September 1, 2005 (the “Registration Rights Agreement”), which will be substantially in the form previously delivered to the Purchasers, has been duly authorized, and as of the Closing Date (as defined herein), will have been duly executed and delivered by the Company and will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Registration Rights Agreement conforms to the description thereof in the Offering Circular.

(n) The Indenture has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture conforms to the description thereof in the Offering Circular.

(o) The Notes have been duly and validly authorized by the Company for issuance and sale to the Purchasers pursuant to this Agreement and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, free of any preemptive or similar rights to subscribe to or purchase the same arising by operation of law or under the certificate of incorporation or by-laws of the Company or otherwise, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles, and the Notes conform, or will conform, to the description thereof in the Offering Circular. Neither the offering or sale of the Notes as contemplated by this Agreement nor the execution and delivery by the Company of the Registration Rights Agreement and the performance by the Company of its obligations thereunder gives rise to any rights, other than those which have been duly waived or satisfied, for or relating to the registration of any securities of the Company other than the Notes. The Company has all requisite corporate power and authority to issue, sell and deliver the Notes in accordance with and upon the terms and conditions set forth in this Agreement and in the Offering Circular. All corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Notes to be sold by the Company hereunder has been validly and sufficiently taken.

(p) Each contract, agreement or arrangement to which the Company or any of its significant subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its significant subsidiaries is subject, which is material to the condition (financial or other), results of operations, business or prospects of the Company and its significant subsidiaries taken as a whole, has been duly and validly authorized, executed and delivered by the Company or its significant subsidiary, as applicable; none of such contracts, agreements or arrangements has been assigned by the Company or any of its significant subsidiaries to any non-affiliated party other than in the ordinary course of business, and the Company knows of no present condition or fact which would prevent compliance by the Company or any of its significant subsidiaries or any other party thereto with the terms of any such contract, agreement or arrangement in accordance with its terms in all material respects, except for any such failures to comply that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its significant subsidiaries taken as a whole; neither the Company nor any of its significant subsidiaries has any present intention to exercise any right that it may have to cancel any such contract, agreement or arrangement or otherwise to terminate its rights and obligations thereunder, and none of them has any knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance in all material respects as contemplated by the terms thereof, except for any such cancellations, terminations or failures to perform that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its significant subsidiaries taken as a whole.

(q) There is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that could reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Offering Circular and is not disclosed (assuming, for this purpose, that the Offering Circular were a prospectus comprising a part of a registration statement on Form S-3).

(r) Neither the Company nor any subsidiary is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject which violation could reasonably be expected to, individually or in the aggregate with all such violations, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries is a party to any agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, the Commission, the Office of Thrift Supervision (“OTS”), the FDIC or any other governmental authority which restricts materially the conduct of its business, or in any manner relates to capital adequacy, its accounting practices, its credit policies or its management or any other matters, nor have any of them been advised by the Commission, the OTS, the FDIC or any other governmental authority that it is contemplating issuing or requesting (or considering the appropriateness of issuing or requesting) any of the foregoing.

(s) The documents incorporated by reference into the Offering Circular , at the time they were or are filed with the Commission, conform or will conform, as the case may be, with the requirements of the Securities Act and the Rules and Regulations and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and did not or will not, as the case may be, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(t) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(u) The Notes will be pari passu with all existing and future unsecured and unsubordinated indebtedness of the Company.

(v) Neither the Company nor any of its subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), or is subject to regulation as an “investment company” under the 1940 Act.

(w) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company, except as described in or as contemplated by the Offering Circular and applicable banking laws and regulations.

(x) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y) There is and has been no failure on the part of the Company to comply in all material respects with the provisions of the Sarbanes-Oxley Act that are applicable to it, and the Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act that are applicable to it and that are effective and the rules and regulations of the Commission that have been adopted thereunder, that are applicable to it and that are effective.

(z) No registration of the Notes under the Securities Act, and no qualification of an indenture under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), with respect thereto, is required for the offer, sale and initial resale of the Notes by the Purchasers in the manner contemplated by this Agreement.

(aa) When the Notes are issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(bb) The Company is subject to Section 13 or 15(d) of the Exchange Act.

(cc) Neither the Company nor any person acting on its or their behalf has offered or sold the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the “offering restriction” within the meaning of such Rule 902.

(dd) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Notes, or any securities of the same or a similar class as the Notes, other than Notes offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Notes or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Notes has been completed (as notified to the Company by the Representative), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act.

(II) Representations and Warranties of the Purchasers. Upon the authorization by the Company of the release of the Notes, the several Purchasers propose to offer the Notes for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company that:

(a) it will offer and sell the Securities only (i) to persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Securities Act in transactions meeting the requirements of Rule 144A, or (ii) upon the terms and conditions set forth in Annex I to this Agreement;

(b) it is an institutional accredited investor within the meaning of Rule 501 under the Securities Act; and

(c) it will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

2. Purchase of the Notes. Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company agrees to issue and sell to the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the principal amount of the Notes set forth opposite such Purchaser’s name in Schedule I hereto. The Purchasers propose to offer the Notes in the manner contemplated hereby and in the Offering Circular.

3. Delivery of and Payment for Notes. Delivery of the Notes shall be made at such place or places as mutually may be agreed upon by the Company and the Purchasers, at 10:00 A.M., New York City time, on September 1, 2005 or on such later date not more than three Business Days after the foregoing date as shall be determined by you and the Company (the “Closing Date”).

Delivery of the Notes shall be made to you by or on behalf of the Company against payment of the purchase price therefor by wire transfer of immediately available funds. Delivery of the Notes shall be made through the facilities of The Depository Trust Company unless you shall otherwise instruct. Delivery of the Notes at the time and place specified in this Agreement is a further condition to the obligations of each Purchaser.

4. Covenants of the Company. The Company covenants and agrees with each Purchaser that:

(a) The Company shall not amend or supplement the Offering Circular or file any document under the Exchange Act before the earlier of (i) the termination of the offering of the Notes by the Purchasers and (ii) sixty days after the date of this Agreement if such document would be deemed to be incorporated by reference into the Offering Circular, which filing is not consented to by you after reasonable notice thereof, such consent not to be unreasonably withheld or delayed. The Company shall advise you promptly of the issuance by any State or other regulatory body of any order suspending or preventing the use of the Offering Circular or suspending the qualification of the Notes for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purpose; and the Company shall use its best efforts to prevent the issuance of any such order and, should such an order be issued, to obtain as soon as possible the lifting thereof.

(b) The Company shall furnish to each of you and to counsel for the Purchasers such number of copies of the Offering Circular and all amendments and supplements to any of such documents (including any document filed under the Exchange Act and deemed to be incorporated by reference in the Offering Circular), in each case as soon as available and in such quantities as you may from time to time reasonably request.

(c) If at any time prior to the 180th day following the date hereof there occurs any event as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, the Company shall promptly notify you and shall, subject to Section 4(a) above, amend or supplement the Offering Circular or file any document (at the expense of the Company) so as to correct such statement or omission or to effect such compliance.

(d) Whether or not this Agreement becomes effective or is terminated or the sale of the Notes to the Purchasers is consummated, the Company shall pay or cause to be paid (A) all fees and expenses (including, without limitation, all fees and expenses of the Company’s accountants but excluding fees and expenses of counsel for the Purchasers) incurred in connection with the preparation, printing, delivery and shipping of the Offering Circular, the Indenture, the Registration Rights Agreement and any amendments or supplements to any of the foregoing and any documents incorporated by reference into any of the foregoing and the copying, delivery and shipping of this Agreement and Blue Sky Memoranda, (B) all fees and expenses incurred in connection with the preparation and delivery to the Purchasers of the Notes (including the cost of printing the Notes), (C) all filing fees and fees and disbursements of counsel to the Purchasers incurred in connection with the qualification of the Notes under state securities or Blue Sky laws, (D) any fees required to be paid to rating agencies incurred in connection with the rating of the Notes, (E) the fees, costs and charges of the Trustee, including the fees and disbursements of counsel for the Trustee, and (F) all other costs and expenses incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section. It is understood, however, that, except as provided in this Section, Section 6 and Section 8 hereof, the Purchasers shall pay all of their own costs and expenses, including the fees of their counsel and any advertising expenses incurred in connection with any offers they may make. If the sale of the Notes provided for herein is not consummated by reason of acts of the Company or changes in circumstances of the Company pursuant to Section 8 hereof which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Purchasers’ obligations hereunder is not fulfilled or if the Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement (other than by reason of a default by any of the Purchasers pursuant to Section 7 or if the Purchasers terminate this Agreement under clause (iv), (v) or (vi) of this Agreement), the Company shall reimburse the several Purchasers for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Purchasers in connection with any investigation or preparation made by them in respect of the marketing of the Notes or in contemplation of the performance by them of their obligations hereunder.

(e) During the period of one year from the Closing Date, the Company shall furnish to the Purchasers, copies of all reports or other communications furnished to stockholders and copies of any reports or financial statements furnished to or filed with the Commission and the Company shall furnish to the Purchasers copies of all reports and other communications furnished to holders of Notes.

(f) Until termination of the offering of the Notes, the Company shall timely file all documents and amendments to previously filed documents required to be filed by it pursuant to Section 12, 13, 14 or 15(d) of the Exchange Act.

(g) If at any time during the two-year period following the later of the date of original issue of the Notes and the date of issue with respect to additional Notes, if any, the Company is not subject to the information requirements of Section 13 or 15(d) of the Exchange Act, the Company will furnish at its expense, for the benefit of holders from time to time of Notes, upon request, to holders of Notes and prospective purchasers of Notes information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4) of Rule 144A under the Securities Act in order to permit compliance with Rule 144A in connection with resales of such Notes.

(g) The Company shall apply the net proceeds from the sale of the Notes as set forth in the Offering Circular.

(h) For a period of 30 days following the Closing Date, the Company will not, and will not permit any person acting on its behalf or any subsidiary over which it exercises management or voting control, without the prior written consent of the Representative, issue, sell, offer to sell, grant any option for the sale of or otherwise dispose of, any debt securities that are substantially similar to the Notes.

(i) The Company will use its reasonable best efforts to arrange for the qualification of the Notes for sale under the laws of such jurisdictions as the Purchasers may designate and to maintain such qualifications in effect so long as required for the distribution of the Notes; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(j) If requested by the Purchasers within 180 days after the date of this Agreement, the Company shall use its best efforts to cause the Notes to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.

(k) During the period of two years after the Closing Date, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

5. Conditions of Purchasers’ Obligations. The obligations of the Purchasers hereunder are subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) No Purchaser shall have been advised by the Company or shall have discovered and disclosed to the Company that the Offering Circular or any amendment or supplement thereto, contains an untrue statement of fact which in your opinion, or in the opinion of counsel to the Purchasers, is material, or omits to state a fact which, in your opinion, or in the opinion of counsel to the Purchasers, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(b) On the Closing Date, you shall have received from Sidley Austin Brown & Wood LLP, counsel for the Purchasers, such opinion or opinions with respect to the validity of the Notes and other related matters as you may reasonably request and such counsel shall have received such documents and information as they request to enable them to pass upon such matters.

(c) On the Closing Date there shall have been furnished to you the opinion (addressed to the Purchasers) of Stevens & Lee P.C., counsel for the Company, dated the Closing Date and in form and substance satisfactory to the Purchasers, to the effect that:

(i) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the Commonwealth of Pennsylvania, duly registered as a savings and loan holding company under the Home Owners’ Loan Act, as amended, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Circular. To the knowledge of such counsel, the Company is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned, leased or operated by it makes such qualification necessary (except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its subsidiaries taken as a whole).

(ii) The Bank is a savings bank chartered under the laws of the United States and has full power and authority to conduct its business as such. The Bank is an insured depositary institution under the provisions of the FDI Act. The deposit accounts at the Bank are insured by the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC, and, to the knowledge of such counsel, no proceedings for the termination or revocation of such insurance are pending or threatened.

(iii) To the knowledge of such counsel, each of the Company and the Bank is duly authorized to transact business and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such authorization necessary, except to the extent that the failure to be so authorized or be in good standing would not have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its subsidiaries taken as a whole.

(iv) Each of the Company’s significant subsidiaries (other than the Bank) has been duly incorporated or formed as a corporation or partnership, as applicable, and is validly existing as a corporation, a general partnership or a limited partnership under the laws of its jurisdiction of incorporation or formation (and each of the significant subsidiaries that is a corporation or a limited partnership is in good standing under the laws of its jurisdiction of incorporation or formation), with full corporate or partnership (as applicable) power and authority to own, lease and operate its properties and conduct its business as described in the Offering Circular.

(v) To the knowledge of such counsel, except as disclosed in the Offering Circular, all of the outstanding shares of capital stock, partnership interests (or such percentage of the partnership interest as is set forth in the respective partnership agreements) or other ownership interests of each significant subsidiary are owned directly or indirectly by the Company, free and clear of any perfected security interest.

(vi) The Company has all necessary corporate power and authority to execute and deliver each of this Agreement and the Registration Rights Agreement and to perform its respective obligations hereunder and thereunder. Each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

(vii) Such counsel does not know of any statutes or regulations, or any pending or threatened legal or governmental proceedings, in each case, required to be described in the Offering Circular that are not described as required, or any pending or threatened legal or governmental proceedings which are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, other than those described in the Offering Circular.

(viii) To the knowledge of such counsel, no default exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Circular.

(ix) The statements in the Offering Circular under the heading “Certain U.S. Federal Tax Considerations” and the statements incorporated by reference in the Offering Circular from the Company’s most recent Annual Report on Form 10-K under the heading “Business—Supervision and Regulation,” in each case, insofar as such statements constitute statements of law or legal conclusions, have been reviewed by such counsel and are correct in all material respects.

(x) The descriptions in or incorporated by reference in the Offering Circular of statutes, regulations, legal or governmental proceedings, to the extent they constitute matters of law and summaries of legal matters are accurate in all material respects. To the knowledge of such counsel, there are no contracts or documents required to be described in the Offering Circular which are not so described.

(xi) The Company is not and, after giving effect to the offer and sale of the Notes and the application of the proceeds thereof as described in the Offering Circular, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the 1940 Act.

(xii) To the knowledge of such counsel, the registration of the Notes in the manner contemplated by the Registration Rights Agreement does not give rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company or any of its subsidiaries. The Company has all requisite corporate power and authority to issue, sell and deliver the Notes in accordance with and upon the terms and conditions set forth in this Agreement and in the Offering Circular and to perform its obligations under the Registration Rights Agreement.

(xiii) The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(xiv) The Notes have been duly authorized and executed by the Company for issuance and sale to the Purchasers pursuant to this Agreement and, assuming due authentication of the Notes by the Trustee, upon delivery to the Purchasers against payment therefor in accordance with the terms of this Agreement, will have been validly issued and delivered, will be entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(xv) Neither (i) the execution or delivery of this Agreement by the Company, (ii) the consummation of the transactions contemplated hereby, (iii) the execution and delivery of the Indenture, the Registration Rights Agreement and the Notes by the Company nor (iv) compliance by the Company with all of the terms and provisions of this Agreement, the Indenture, the Registration Rights Agreement and the Notes will result in any violation of the provisions of the Company’s certificate of incorporation or bylaws or will conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company and any of its “significant subsidiaries” (including the Bank), as such term is defined in Rule 405 under the Securities Act, under (x) to the knowledge of such counsel, any indenture, mortgage, loan agreement, or any other agreement or instrument to which the Company or any of its significant subsidiaries (including the Bank) is a party or by which they may be bound or to which any of their property may be subject, (y) any existing applicable law, rule or regulation (other than the securities or Blue Sky laws of the various states, as to which such counsel need express no opinion) or (z) to the knowledge of such counsel, any judgment, order or decree of any government, governmental instrumentality (including, without limitation, any regulatory authorities) or court having jurisdiction over the Company or any of its significant subsidiaries (including the Bank) or any of their properties.

(xvi) No registration of the Notes under the Securities Act, and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required for the offer, sale and initial resale of the Notes by the Purchasers in the manner contemplated by this Agreement.

(xvii) The documents incorporated by reference into the Offering Circular (except for the financial statements and other financial data included therein or omitted therefrom as to which such counsel need express no opinion), as of the dates they were filed with the Commission, appear on their face to have been appropriately responsive in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and no facts have come to the attention of such counsel to lead it to believe that any of such incorporated documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xviii) The Indenture, the Registration Rights Agreement and the Notes conform in all material respects as to legal matters to the respective statements concerning them contained in the Offering Circular. There are no legal proceedings pending or threatened against the Company or any of its subsidiaries to which such counsel has given substantive attention or in which such counsel has been engaged to represent the Company or any of its subsidiaries that are required to be disclosed in the Offering Circular and are not disclosed (assuming, for this purpose, that the Offering Circular were a prospectus comprising a part of a registration statement on Form S-3).

Such counsel shall also deliver a written statement that such counsel has no reason to believe that the Offering Circular and any further amendments or supplements thereto made by the Company prior to the Closing Date (other than the financial statements and notes thereto and the other financial data contained therein, as to which such counsel need express no opinion) contained as of its date or contains as of the Closing Date an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) There shall have been furnished to you a certificate, dated the Closing Date and addressed to you, signed by the Chairman of the Board or the President or any Senior Vice President and by the Chief Financial Officer of the Company, without personal liability, to the effect that: (i) the representations and warranties of the Company contained in this Agreement are true and correct, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to the Closing Date; (ii) the signers of said certificate have carefully examined the Offering Circular, and any amendments or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Offering Circular), and they do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) no event contemplated by subsection (e) of this Section 5 shall have occurred.

(e) Since the dates as of which information is given in the Offering Circular (exclusive of any amendment or supplement thereto made after the execution of this Agreement), neither the Company nor any of its subsidiaries shall have sustained any loss by fire, flood, accident or other calamity, or shall have become a party to or the subject of any litigation, which is materially adverse to the Company and its subsidiaries taken as a whole, nor shall there have been a material adverse change in the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, regardless of whether arising in the ordinary course of business, which loss, litigation or change, in your judgment, shall render it impractical or inadvisable to proceed with the payment for and delivery of the Notes.

(f) On the date hereof and the Closing Date you shall have received letters from Ernst & Young LLP, dated respectively the date hereof and the Closing Date and addressed to you, confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the applicable published Rules and Regulations, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated in the Offering Circular as of a date not more than five days prior to the date of such letter, provided that such date shall be after the date of the Offering Circular), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and, with respect to the letter delivered on the Closing Date, confirming the conclusions and findings set forth in such prior letter.

(g) The Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company.

(h) You shall have been furnished by the Company such additional documents and certificates as you or counsel for the Purchasers may reasonably request.

(h) At the time of the Closing, the Company’s senior debt shall have a rating of at least Baa3 by Moody’s Investors Service and BBB- by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. Since the date hereof, there shall not have occurred any downgrading with respect to any debt securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating).

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and to counsel for the Purchasers. The Company shall furnish to you conformed copies of such opinions, certificates, letters and other documents in such number as you shall reasonably request. If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date, by you. Any such cancellation shall be without liability of the Purchasers to the Company. Notice of such cancellation shall be given to the Company in writing, or by telephone and confirmed in writing.

6. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless each Purchaser from and against any loss, claim, damage or liability (or any action in respect thereof), joint or several, to which such Purchaser may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement made by the Company in Section 1 hereof, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular or the Offering Circular as amended or supplemented, or (iii) the omission or alleged omission to state in the Offering Circular, or the Offering Circular as amended or supplemented, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and shall reimburse each Purchaser promptly after receipt of invoices from such Purchaser for any legal or other expenses as reasonably incurred by such Purchaser in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded; provided, however, that the Company shall not be liable under this paragraph 6(a) in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Purchasers expressly for use in the preparation of the Offering Circular or the Offering Circular as amended or supplemented.

(b) Each Purchaser severally, but not jointly, shall indemnify and hold harmless the Company against any loss, claim, damage or liability (or any action in respect thereof) to which the Company may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular or the Offering Circular as amended or supplemented, or (ii) the omission or alleged omission to state in the Offering Circular or the Offering Circular as amended or supplemented a material fact required to be stated therein or necessary to make the statements therein, not misleading and shall reimburse the Company promptly after receipt of invoices from the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded; provided, however, that such indemnification or reimbursement shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use therein.

(c) Promptly after receipt by any indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have under Section 6(a) or Section 6(b) except to the extent it has been prejudiced in any material respect by such failure or from any liability which it may have to an indemnified party otherwise than under such subsections. If any such claim or action shall be brought against any indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under subsection (a) or (b) above for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; except that the Purchasers shall have the right to employ one counsel (in addition to any local counsel) to represent all of the Purchasers and other indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Purchasers against the Company under such subsection if (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Purchasers shall have been advised by counsel that there may be one or more legal defenses available to the Purchasers which are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Purchasers to employ separate counsel or (iii) the Company has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Purchasers, in which event the fees and expenses of one such separate counsel (in addition to any local counsel) for all of the indemnified parties shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent, but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement, judgment or compromise.

(d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it and distributed to investors were offered to investors exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in subsection (c) above).

(e) The obligations of the Company under this Section 6 shall be in addition to any liability that the Company may otherwise have, and shall extend, upon the same terms and conditions set forth in this Section 6, to the respective officers and directors of the Purchasers and each person, if any, who controls any Purchaser within the meaning of the Securities Act; and the obligations of the Purchasers under this Section 6 shall be in addition to any liability that the respective Purchasers may otherwise have, and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

7. Substitution of Purchasers. If any Purchaser defaults in its obligation to purchase the principal amount of the Notes which it has agreed to purchase under this Agreement, the non-defaulting Purchasers shall be obligated to purchase (in the respective proportions which the principal amount of the Notes set forth opposite the name of each non-defaulting Purchaser in Schedule I hereto bears to the total principal amount of the Notes less the principal amount of the Notes the defaulting Purchaser agreed to purchase set forth in Schedule I hereto) the principal amount of the Notes which the defaulting Purchaser agreed but failed to purchase; except that the non-defaulting Purchasers shall not be obligated to purchase any of the Notes if the total principal amount of the Notes which the defaulting Purchaser or Purchasers agreed but failed to purchase exceeds 9.09% of the total principal amount of the Notes, and any non-defaulting Purchasers shall not be obligated to purchase more than 110% of the principal amount of the Notes set forth opposite its name in Schedule I hereto. If the foregoing maximums are exceeded, the non-defaulting Purchasers, and any other purchasers satisfactory to you who so agree, shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) all of the Notes. If the non-defaulting Purchasers or the other purchasers satisfactory to the Purchasers do not elect to purchase the Notes that the defaulting Purchaser or Purchasers agreed but failed to purchase within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Purchaser or the Company, except for the indemnity and contribution agreements of the Company and the Purchasers contained in Section 6 hereof. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser pursuant to this Section 7.

Nothing contained herein shall relieve a defaulting Purchaser of any liability it may have for damages caused by its default. If the non-defaulting Purchasers or the other purchasers satisfactory to you are obligated or agree to purchase the Notes of a defaulting Purchaser, either you or the Company may postpone the Closing Date for up to seven full Business Days in order to effect any changes that may be necessary in the Offering Circular or in any other document or agreement.

8. Effective Date and Termination. (a) This Agreement shall become effective upon execution hereof by you and the Company.

(b) Until the Closing Date, this Agreement may be terminated by you by giving notice as hereinafter provided to the Company if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Purchasers’ obligation hereunder is not fulfilled, (iii) trading in the Common Stock of the Company shall have been suspended by the Commission or the NYSE, (iv) trading in securities generally on the NYSE shall have been suspended or minimum prices shall have been established on such exchange by the Commission or such exchange or other regulatory body or governmental authority having jurisdiction or there shall have been a material disruption in the settlement of securities which, in the judgment of the Representative, make it inadvisable or impractical to proceed with the offering or delivery of the Notes, or a banking moratorium is declared by either federal, Pennsylvania or New York state authorities, (v) the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or an act of terrorism shall have occurred which, in the judgment of the Representative, make it inadvisable or impracticable to proceed with the offering or delivery of the Notes or (vi) there shall have been such a material adverse change in general economic, political or financial conditions, or the effect of international conditions on the financial markets in the United States shall be such, as to, in the judgment of the Representative, make it inadvisable or impracticable to proceed with the offering or delivery of the Notes. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company or any Purchaser, except as otherwise provided in Sections 4(d) and 6 hereof.

Any notice referred to above may be given at the address specified in Section 10 hereof in writing or by telephone, and if by telephone, shall be immediately confirmed in writing.

9. Survival of Certain Provisions. The agreements contained in Section 6 hereof and the representations, warranties and agreements of the Company contained in Sections 1 and 4 hereof and the representations, warranties and covenants of the Purchasers contained in Section 1 hereof shall survive the delivery of the Notes to the Purchasers hereunder and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

10. Notices. Except as otherwise provided in the Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing addressed to the Company at Sovereign Bancorp, Inc., 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610, Attention: Legal Department with a copy to Joseph M. Harenza, Stevens & Lee, 111 North Sixth Street, Reading, Pennsylvania 19603; (b) whenever notice is required by the provisions of this Agreement to be given to the several Purchasers, such notice shall be in writing addressed to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department.

11. Information Furnished by Purchasers. The Purchasers severally confirm that the information appearing in the list of names of, and principal amount of Notes to be purchased by, each of the Purchasers and the statements in the second, sixth, seventh and eighth paragraphs under the caption “Plan of Distribution” in the Offering Circular, constitute the only written information furnished by or on behalf of any Purchaser referred to in paragraph (a) of Section 1(I) hereof and in paragraphs (a) and (b) of Section 6 hereof.

12. Certain Acknowledgments. The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Purchasers, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

13. Prior Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchasers, or any of them, with respect to the subject matter hereof

14. Parties. This Agreement shall inure to the benefit of and be binding upon the several Purchasers, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Purchaser within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Purchasers contained in Section 6 hereof shall be deemed to be for the benefit of directors of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement shall be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15. Definition of “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “Business Day” means any day on which the New York Stock Exchange, Inc. is open for trading, other than any day on which commercial banks are authorized or required to be closed in New York City, and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations and includes both partnerships and corporations.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

17. Waiver of Trial by Jury. The Company and each of the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

19. Tax Treatment. Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

20. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

Please confirm, by signing and returning to us two counterparts of this Agreement, that you are acting on behalf of yourselves and the several Purchasers and that the foregoing correctly sets forth the Agreement between the Company and the several Purchasers.

Very truly yours,

SOVEREIGN BANCORP, INC.

By: /s/ Thomas R. Brugger
Name: Thomas R. Brugger
Title: Treasurer

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.

By: /s/ Goldman, Sachs & Co.

(Goldman, Sachs & Co.)

On behalf of each of the Purchasers

SCHEDULE I

Principal Amount of Floating
Rate Notes To Be Purchased
Purchaser

Goldman, Sachs & Co.	$100,000,000
J.P. Morgan Securities Inc.	40,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	40,000,000
Sovereign Securities Corporation, LLC	20,000,000
Total	$200,000,000

Purchase Price for Floating Rate Notes: 99.75% of the principal amount thereof, plus accrued interest, if any, from September 1, 2005

Principal Amount of 4.80%
Notes To Be Purchased
Purchaser
Goldman, Sachs & Co.	$150,000,000
J.P. Morgan Securities Inc.	60,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	60,000,000
Sovereign Securities Corporation, LLC	30,000,000
Total	$300,000,000

Purchase Price for 4.80% Notes: 99.435% of the principal amount thereof, plus accrued interest, if any, from September 1, 2005

ANNEX I

(1)	The Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser represents that it has offered and sold the Notes, and will offer and sell the Notes (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or Rule 144A under the Securities Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Notes, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Notes (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

“The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this paragraph have the meanings given to them by Regulation S.

Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Notes, except with its affiliates or with the prior written consent of the Company.

(2) Each Initial Purchaser has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Purchaser has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(3)	Each Purchaser agrees that it will not offer, sell or deliver any of the Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Notes in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Notes, except in any such case with the Representative’s express written consent and then only at its own risk and expense.